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                                                                    Exhibit 4(m)

                             CERTIFICATE OF TRUST

                                      OF

                            BANKAMERICA CAPITAL IV


          THIS Certificate of Trust of BankAmerica Capital IV (the "Trust"), dated as of November 4, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
              -------          -- ----

          1.   Name.  The name of the business trust formed hereby is
               ----
BankAmerica Capital IV.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust in the State of Delaware are Bankers Trust (Delaware), 1001 Jefferson Street, Wilmington, New Castle County, Delaware 19801.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                 BANKERS TRUST (DELAWARE), not in its individual capacity but solely as trustee of the Trust



                                 /s/ M. Lisa Wilkins
                                 -----------------------------------------------
                                 Name:  M. Lisa Wilkins
                                 Title: Assistant Secretary